CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Sound Shore Fund, Inc. and to the use of our report dated February 21, 2020 on the financial statements and financial highlights of Sound Shore Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania	BBD, LLP
April 27, 2020